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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the caption "Experts" and to the use of our report dated January 17, 2000, except for Note 13, as to which the date is March 13, 2000, in the Registration Statement (Form S-1) and related Prospectus of Ask Jeeves, Inc. for the registration of 4,207,893 shares of its common stock.

/s/ Ernst & Young LLP

Walnut Creek, California
June 8, 2000